Exhibit 99.1

Contact: Dan Cravens

480-693-5729

FOR IMMEDIATE RELEASE

US AIRWAYS REPORTS RECORD SECOND QUARTER PROFIT

Record pretax profit of $409 million excluding special items

Highlights of US Airways Group, Inc.’s (the Company) second quarter 2013 results:

•	Second quarter pretax profit excluding net special items was a record $409 million – the highest for any quarter in Company history.

•

The Company has made significant progress with its merger integration planning efforts with American Airlines. The merger remains on track and the Company continues to expect it to close in the third quarter.

TEMPE, Ariz., July 24, 2013 — US Airways Group, Inc. (NYSE: LCC) today reported its second quarter 2013 financial results. For the second quarter 2013, pretax profit excluding net special items was $409 million, the highest in Company history. Net profit excluding net special items was a record $324 million, or $1.58 per diluted share. Net profit excluding net special items for the second quarter 2012 was $321 million, or $1.61 per diluted share. The Company’s 2013 second quarter net profit excluding net special items was negatively impacted by a non-cash provision for income tax of $85 million. There was no provision for income tax recorded in 2012.

On a GAAP basis, the Company reported a net profit of $287 million for its second quarter 2013, or $1.40 per diluted share. This compares to a net profit of $306 million, or $1.54 per diluted share, for the same period in 2012. The Company’s 2013 second quarter net profit was negatively impacted by a non-cash provision for income tax of $67 million.

See the accompanying notes in the Financial Tables section of this press release for a reconciliation of GAAP financial information to non-GAAP financial information.

“These record financial results are thanks to the 32,000 team members of US Airways who delivered record results on multiple fronts,” said US Airways Chairman and CEO Doug Parker. “This performance provides excellent momentum as we transition into the new American Airlines. The teams are working very well together and we continue to expect to close the merger in the third quarter.”

Revenue and Cost Comparisons

Total revenues in the second quarter were a record $3.9 billion, up 2.9 percent versus the second quarter 2012 on a 3.4 percent increase in total available seat miles (ASMs). Total revenue per ASM was 16.22 cents, down 0.5 percent versus the same period last year driven by a 2.8 percent decrease in passenger yield, offset by a record quarterly load factor of 85.1 percent.

Total operating expenses in the second quarter were $3.4 billion, up 1.0 percent over the same period last year. Mainline cost per available seat mile (CASM) was 12.88 cents, down 2.0 percent on a 4.2 percent increase in mainline ASMs. Excluding special items, fuel and profit sharing, mainline CASM was 8.21 cents, down 0.4 percent versus the same period last year. Express CASM excluding special items and fuel was 14.34 cents, up 1.1 percent on a 0.3 percent decrease in ASMs.

Liquidity

As of June 30, 2013, the Company had a record $4.0 billion in total cash and investments, of which $350 million was restricted. This is up approximately $1.1 billion from the Company’s first quarter 2013 total cash and investments balance of $2.9 billion, of which $352 million was restricted.

During the second quarter, the Company raised approximately $870 million in net incremental cash through a series of financing transactions. These transactions included the refinancing of the Company’s term loan (resulting in approximately $270 million in incremental cash); the issuance of high yield bonds in an aggregate principal amount of $500 million; and a $100 million C-tranche to its 2012-2 EETC.

“We are extremely pleased with the results of our recent financing transactions,” said US Airways’ Chief Financial Officer Derek Kerr. “Our record financial results combined with our pending merger with American have enabled the Company to refinance its term loan and secure incremental liquidity at very attractive rates.”

Special Items

The Company recognized approximately $55 million of net special items before taxes in the second quarter. Operating special items totaled $24 million and were primarily related to merger costs. The Company also recognized approximately $31 million in nonoperating special items primarily related to debt extinguishment charges due to non-cash write offs of debt discount and debt issuance costs in connection with conversions of the Company’s 7.25% convertible senior notes and repayment of the Citicorp North America term loan. The net tax effect of these special items was approximately $18 million.

Merger Update

The Company and its representatives continue to work closely with their counterparts at American in merger integration planning. The Company continues to expect the transaction to close in the third quarter. Recent accomplishments include:

•	June 10: US Airways and American announced the new Board of Directors and the senior leadership team for the new American Airlines Group Inc.

•	June 10: The Securities Exchange Commission (SEC) Form S-4 Registration Statement was declared effective by the SEC.

•

June 19: US Airways’ Chairman and CEO Doug Parker and American Airlines’ Senior Vice President, General Counsel & Chief Compliance Officer Gary Kennedy, jointly testified before the Senate Subcommittee on Aviation, Operations, Safety and Security about the benefits of the new American Airlines to customers, employees, financial stakeholders and communities.

•	July 12: US Airways’ shareholders approved the proposed merger with 99.8 percent in favor and 0.2 percent against.

•	To date, leadership teams have been announced for operations, finance, revenue management, marketing, human resources, corporate communications, and legal and labor relations.

Notable Accomplishments

•

The Company completed installation of Gogo® Wi-Fi in-flight Internet service on its fleet of 270 Airbus A319, A320, A321 and Embraer 190 aircraft along with 58 Embraer 170 and 175 aircraft operated by Republic Airlines as US Airways Express. With the completion of installation, 90 percent of US Airways’ domestic flights now offer customers in-flight wireless access.

•	After a four-year hiatus, the Company resumed service to Shannon, Ireland with daily, non-stop, summer service from its international gateway at Philadelphia.

•

US Airways launched year-round, daily non-stop service to Sao Paulo, Brazil from its largest hub at Charlotte, N.C. The new flight is US Airways’ second destination in South America and complements the airline’s existing non-stop service to Rio de Janeiro from Charlotte.

•

The US Airways Education Foundation awarded a record $455,000 in college scholarships to 130 children of employees and retirees. Since 1992, the US Airways Education Foundation has awarded nearly $4.6 million in scholarships to dependents of US Airways employees as well as grants to nonprofit organizations that support children’s educational programs. The Foundation is funded entirely by fundraising events and donations.

•

US Airways received FAA certification on its wide-body Airbus A330 aircraft for SafeRoute®, a set of four flight deck applications that will provide enhanced operational safety and efficiency in all phases of flight as part of the FAA’s NextGen implementation program. US Airways is the first airline to receive certification for the combination of all four of these applications.

•

US Airways and airlines serving Philadelphia International Airport signed a new two year lease extension with the City of Philadelphia that allows for $734 million in new capital investments at the airport. Partnering with the City on these projects is critical to creating a better customer experience at US Airways’ largest international gateway and also to the airport’s long-term ability to compete with other hubs across the country.

•

For the second year in a row, US Airways was named “Best of the Best Top Veteran-Friendly Companies” by U.S. Veterans Magazine and a “Best for Vets” employer for the third year in a row by Military Times Edge Magazine.

Analyst Conference Call/Webcast Details

US Airways will conduct a live audio webcast of its earnings call today at 12:30 p.m. ET, which will be available to the public on a listen-only basis at www.usairways.com under the Company Info >>Investor Relations tab. An archive of the call/webcast will be available in the Investor Relations portion of the website through Aug. 24.

2013 Investor Guidance

The Company will provide its investor relations guidance on its website (www.usairways.com) immediately following its 12:30 p.m. ET conference call. The Company typically provides guidance related to cost per available seat mile (CASM) excluding special charges, fuel and profit sharing, fuel prices, other revenues and estimated interest expense/income on its investor relations update page on its web site. This update will also include the airline’s capacity, fleet plan and estimated capital spending for the remainder of 2013.

About US Airways

US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,100 flights per day and serves 198 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 32,000 aviation professionals worldwide, operates the world’s largest fleet of Airbus aircraft and is a member of the Star Alliance network, which offers its customers more than 21,900 daily flights to 1,328 airports in 195 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia, Phoenix and Washington, D.C. Aviation Week and Overhaul & Maintenance magazine presented US Airways with the 2012 Aviation Maintenance, Repair and Overhaul (MRO) of the Year Award for demonstrating outstanding achievement and innovation in the area of technical operations. Military Times Edge magazine named US Airways as a Best for Vets employer for the past three years. US Airways was, for the third year in a row, the only airline included as one of the 50 best companies to work for in the U.S. by LATINA Style magazine’s 50 Report. The airline also earned a 100 percent rating on the Human Rights Campaign Corporate Equality index for six consecutive years. The Corporate Equality index is a leading indicator of companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. For more company information visit usairways.com, follow on Twitter @USAirways or at Facebook.com/USAirways. (LCCF)

Additional Information and Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. AMR Corporation (“AMR”) has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which includes a proxy statement of US Airways Group, Inc. (“US Airways”) that also constitutes a prospectus of AMR, and US Airways has filed with the SEC its definitive proxy statement on Schedule 14A. AMR and US Airways have mailed the proxy statement/prospectus to US Airways security holders. INVESTORS AND SECURITY HOLDERS OF US AIRWAYS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about AMR and US Airways through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by US Airways can be obtained free of charge on US Airways’ website at www.usairways.com or by directing a written request to US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281, Attention: Vice President, Legal Affairs. Copies of the documents filed with the SEC by AMR can be obtained free of charge on AMR’s website at www.aa.com or by directing a written request to AMR Corporation, P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, Texas 75261-9616, Attention: Investor Relations or by emailing investor.relations@aa.com.

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. These forward-looking statements are based on AMR’s and US Airways’ current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the challenges and costs of the proposed transaction, including integrating operations and achieving anticipated synergies; the price of, market for and potential market price volatility of common stock of the ultimate parent entity following the closing of the proposed transaction; significant liquidity requirements and substantial levels of indebtedness of the combined company following the closing; potential limitations on the use of certain tax attributes following the closing; failure of the proposed transaction to be completed; and other economic, business, competitive, and/or regulatory factors affecting the business of the combined company after the closing and the businesses of US Airways and AMR generally, including those set forth in the filings of US Airways and AMR with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings, including the registration statement and the proxy statement/prospectus related to the proposed transaction. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Neither AMR nor US Airways assumes any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

US Airways Group, Inc.

Condensed Consolidated Statements of Operations

(In millions, except share and per share amounts)

(Unaudited)

	3 Months Ended June 30,		Percent	6 Months Ended June 30,		Percent
	2013	2012	Change	2013	2012	Change
Operating revenues:
Mainline passenger	$2,566	$2,446	4.9	$4,763	$4,562	4.4
Express passenger	882	916	(3.7)	1,640	1,680	(2.4)
Cargo	36	39	(7.3)	77	79	(2.1)
Other	381	353	7.6	765	700	9.3

Total operating revenues	3,865	3,754	2.9	7,245	7,021	3.2

Operating expenses:
Aircraft fuel and related taxes	872	906	(3.8)	1,733	1,766	(1.9)
Salaries and related costs	701	674	4.2	1,338	1,279	4.6
Express expenses:
Fuel	261	282	(7.3)	532	558	(4.7)
Other	522	521	0.1	1,046	1,047	(0.1)
Aircraft rent	153	161	(5.2)	307	323	(5.0)
Aircraft maintenance	177	172	2.5	342	336	2.1
Other rent and landing fees	158	132	19.8	301	272	10.7
Selling expenses	124	126	(0.9)	237	237	0.3
Special items, net	24	9	nm	63	11	nm
Depreciation and amortization	70	61	13.4	136	122	11.6
Other	322	306	5.4	626	607	3.2

Total operating expenses	3,384	3,350	1.0	6,661	6,558	1.6

Operating income	481	404	18.9	584	463	26.0

Nonoperating income (expense):
Interest income	1	—	58.6	1	1	42.3
Interest expense, net	(90)	(85)	6.2	(174)	(167)	4.3
Other, net	(38)	(13)	nm	(13)	58	nm

Total nonoperating expense, net	(127)	(98)	30.1	(186)	(108)	71.6

Income before income taxes	354	306	15.4	398	355	12.2

Income tax provision	67	—	nm	67	—	nm

Net income	$287	$306	(6.3)	$331	$355	(6.6)

Earnings per common share:
Basic	$1.66	$1.89		$1.97	$2.19

Diluted	$1.40	$1.54		$1.65	$1.82

Shares used for computation (in thousands):
Basic	173,215	162,310		168,058	162,220

Diluted	207,931	203,981		207,439	202,997

Note: Percent change may not recalculate due to rounding.

US Airways Group, Inc.

Operating Statistics

	3 Months Ended June 30,				6 Months Ended June 30,
	2013	2012	Change		2013	2012	Change
Mainline
Revenue passenger miles (millions)	17,374	16,403	5.9%		32,260	30,704	5.1%
Available seat miles (ASM) (millions)	20,192	19,387	4.2%		38,154	37,105	2.8%
Passenger load factor (percent)	86.0	84.6	1.4	pts	84.6	82.7	1.9	pts
Yield (cents)	14.77	14.91	(0.9)%		14.76	14.86	(0.6)%

Passenger revenue per ASM (cents)	12.71	12.62	0.7%		12.48	12.30	1.5%
Passenger enplanements (thousands)	14,728	13,902	5.9%		28,238	27,188	3.9%
Departures (thousands)	117	115	2.2%		229	229	(0.1)%
Aircraft at end of period	346	339	2.1%		346	339	2.1%

Block hours (thousands)	324	313	3.6%		624	612	2.0%
Average stage length (miles)	1,029	1,025	0.4%		1,007	990	1.7%
Average passenger journey (miles)	1,723	1,738	(0.8)%		1,674	1,674	—%
Fuel consumption (gallons in millions)	299	286	4.4%		564	550	2.6%
Average aircraft fuel price including related taxes (dollars per gallon)	2.92	3.17	(7.9)%		3.07	3.21	(4.4)%
Full-time equivalent employees at end of period	32,210	31,467	2.4%		32,210	31,467	2.4%

Operating cost per ASM (cents)	12.88	13.14	(2.0)%		13.32	13.35	(0.2)%
Operating cost per ASM excluding special items (cents)	12.76	13.09	(2.5)%		13.16	13.32	(1.2)%
Operating cost per ASM excluding special items and fuel (cents)	8.45	8.42	0.4%		8.62	8.56	0.7%
Operating cost per ASM excluding special items, fuel and profit sharing (cents)	8.21	8.25	(0.4)%		8.48	8.47	0.1%

Express*
Revenue passenger miles (millions)	2,902	2,803	3.5%		5,506	5,262	4.6%
Available seat miles (millions)	3,637	3,649	(0.3)%		7,093	7,078	0.2%
Passenger load factor (percent)	79.8	76.8	3.0	pts	77.6	74.3	3.3	pts
Yield (cents)	30.39	32.68	(7.0)%		29.78	31.92	(6.7)%
Passenger revenue per ASM (cents)	24.25	25.10	(3.4)%		23.12	23.73	(2.6)%

Passenger enplanements (thousands)	7,383	7,304	1.1%		14,033	13,840	1.4%
Aircraft at end of period	281	288	(2.4)%		281	288	(2.4)%
Fuel consumption (gallons in millions)	88	88	0.4%		172	172	0.1%
Average aircraft fuel price including related taxes (dollars per gallon)	2.96	3.20	(7.7)%		3.09	3.25	(4.8)%

Operating cost per ASM (cents)	21.52	22.01	(2.2)%		22.24	22.68	(1.9)%
Operating cost per ASM excluding special items (cents)	21.52	21.91	(1.8)%		22.22	22.63	(1.8)%
Operating cost per ASM excluding special items and fuel (cents)	14.34	14.19	1.1%		14.72	14.74	(0.1)%

Total Mainline & Express
Revenue passenger miles (millions)	20,276	19,206	5.6%		37,766	35,966	5.0%
Available seat miles (millions)	23,829	23,036	3.4%		45,247	44,183	2.4%
Passenger load factor (percent)	85.1	83.4	1.7	pts	83.5	81.4	2.1	pts
Yield (cents)	17.00	17.50	(2.8)%		16.95	17.36	(2.3)%
Passenger revenue per ASM (cents)	14.47	14.59	(0.9)%		14.15	14.13	0.2%
Total revenue per ASM (cents)	16.22	16.30	(0.5)%		16.01	15.89	0.8%

Passenger enplanements (thousands)	22,111	21,206	4.3%		42,271	41,028	3.0%
Aircraft at end of period	627	627	—%		627	627	—%
Fuel consumption (gallons in millions)	387	374	3.5%		736	722	2.0%
Average aircraft fuel price including related taxes (dollars per gallon)	2.93	3.18	(7.8)%		3.07	3.22	(4.5)%

Operating cost per ASM (cents)	14.20	14.54	(2.4)%		14.72	14.84	(0.8)%
Operating cost per ASM excluding special items (cents)	14.10	14.49	(2.7)%		14.58	14.81	(1.5)%
Operating cost per ASM excluding special items and fuel (cents)	9.35	9.33	0.2%		9.57	9.55	0.3%
Operating cost per ASM excluding special items, fuel and profit sharing (cents)	9.15	9.19	(0.4)%		9.46	9.47	(0.2)%

*	Express includes US Airways Group’s wholly owned regional airline subsidiaries, Piedmont Airlines and PSA Airlines, as well as operating and financial results from capacity purchase agreements with Republic Airlines, Mesa Airlines, Air Wisconsin Airlines, Chautauqua Airlines and SkyWest Airlines.

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items and profit sharing, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline and express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control. Management uses mainline and express CASM excluding special items, fuel and profit sharing to evaluate the Company’s operating performance.

	3 Months Ended June 30,		6 Months Ended June 30,
Reconciliation of Income Before Income Taxes Excluding Special Items	2013	2012	2013	2012
	(In millions, except share and per share amounts)		(In millions, except share and per share amounts)
Income before income taxes as reported	$354	$306	$398	$355
Special items:
Special items, net (1)	24	9	63	11
Express operating special items, net	—	3	2	3
Nonoperating special items, net (2)	31	3	1	(70)

Income before income taxes as adjusted for special items	$409	$321	$464	$299

	3 Months Ended June 30,		6 Months Ended June 30,
Reconciliation of Net Income Excluding Special Items	2013	2012	2013	2012
Net income as reported	$287	$306	$331	$355
Special items:
Special items, net (1)	24	9	63	11
Express operating special items, net	—	3	2	3
Nonoperating special items, net (2)	31	3	1	(70)
Net tax effect of special items	(18)	—	(18)	—

Net income as adjusted for special items	$324	$321	$379	$299

	3 Months Ended June 30,		6 Months Ended June 30,
Reconciliation of Basic and Diluted Earnings Per Share As Adjusted for Special Items	2013	2012	2013	2012
Net income as adjusted for special items	$324	$321	$379	$299

Shares used for computation (in thousands):
Basic	173,215	162,310	168,058	162,220

Diluted	207,931	203,981	207,439	202,997

Earnings per share as adjusted for special items:
Basic	$1.87	$1.98	$2.25	$1.85

Diluted (3)	$1.58	$1.61	$1.87	$1.55

	3 Months Ended June 30,		6 Months Ended June 30,
Reconciliation of Operating Income Excluding Special Items	2013	2012	2013	2012
Operating income as reported	$481	$404	$584	$463

Special items:
Special items, net (1)	24	9	63	11
Express operating special items, net	—	3	2	3

Operating income as adjusted for special items	$505	$416	$649	$477

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Reconciliation of Operating Cost per ASM Excluding Special	3 Months Ended June 30,		6 Months Ended June 30,
Items, Fuel and Profit Sharing—Mainline only	2013	2012	2013	2012
Total operating expenses	$3,384	$3,350	$6,661	$6,558
Less express expenses:
Fuel	(261)	(282)	(532)	(558)
Other	(522)	(521)	(1,046)	(1,047)

Total mainline operating expenses	2,601	2,547	5,083	4,953

Special items, net (1)	(24)	(9)	(63)	(11)

Mainline operating expenses, excluding special items	2,577	2,538	5,020	4,942

Aircraft fuel and related taxes	(872)	(906)	(1,733)	(1,766)

Mainline operating expenses, excluding special items and fuel	1,705	1,632	3,287	3,176

Profit sharing	(47)	(33)	(53)	(33)

Mainline operating expenses, excluding special items, fuel and profit sharing	$1,658	$1,599	$3,234	$3,143

(In cents)
Mainline operating expenses per ASM	$12.88	$13.14	$13.32	$13.35

Special items, net per ASM (1)	(0.12)	(0.05)	(0.16)	(0.03)

Mainline operating expenses per ASM, excluding special items	12.76	13.09	13.16	13.32

Aircraft fuel and related taxes per ASM	(4.32)	(4.67)	(4.54)	(4.76)

Mainline operating expenses per ASM, excluding special items and fuel	8.45	8.42	8.62	8.56

Profit sharing per ASM	(0.23)	(0.17)	(0.14)	(0.09)

Mainline operating expenses per ASM, excluding special items, fuel and profit sharing	$8.21	$8.25	$8.48	$8.47

Note: Amounts may not recalculate due to rounding.

Reconciliation of Operating Cost per ASM Excluding Special	3 Months Ended June 30,		6 Months Ended June 30,
tems and Fuel—Express only	2013	2012	2013	2012
Total express operating expenses	$783	$803	$1,578	$1,605

Express operating special items, net	—	(3)	(2)	(3)

Express operating expenses, excluding special items	783	800	1,576	1,602

Aircraft fuel and related taxes	(261)	(282)	(532)	(558)

Express operating expenses, excluding special items and fuel	$522	$518	$1,044	$1,044

(In cents)
Express operating expenses per ASM	$21.52	$22.01	$22.24	$22.68

Express operating special items, net per ASM	—	(0.09)	(0.02)	(0.05)

Express operating expenses per ASM, excluding special items	21.52	21.91	22.22	22.63

Aircraft fuel and related taxes per ASM	(7.18)	(7.72)	(7.50)	(7.89)

Express operating expenses per ASM, excluding special items and fuel	$14.34	$14.19	$14.72	$14.74

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Reconciliation of Operating Cost per ASM Excluding Special	3 Months Ended June 30,		6 Months Ended June 30,
Items, Fuel and Profit Sharing—Total Mainline and Express	2013	2012	2013	2012

Total operating expenses	$3,384	$3,350	$6,661	$6,558

Special items:
Special items, net (1)	(24)	(9)	(63)	(11)
Express operating special items, net	—	(3)	(2)	(3)

Total operating expenses, excluding special items	3,360	3,338	6,596	6,544

Fuel:
Aircraft fuel and related taxes—mainline	(872)	(906)	(1,733)	(1,766)
Aircraft fuel and related taxes—express	(261)	(282)	(532)	(558)

Total operating expenses, excluding special items and fuel	2,227	2,150	4,331	4,220

Profit sharing	(47)	(33)	(53)	(33)

Total operating expenses, excluding special items, fuel and profit sharing	$2,180	$2,117	$4,278	$4,187

(In cents)
Total operating expenses per ASM	$14.20	$14.54	$14.72	$14.84

Special items per ASM:
Special items, net (1)	(0.10)	(0.04)	(0.14)	(0.03)
Express operating special items, net	—	(0.01)	—	(0.01)

Total operating expenses per ASM, excluding special items	14.10	14.49	14.58	14.81

Fuel per ASM:
Aircraft fuel and related taxes—mainline	(3.66)	(3.93)	(3.83)	(4.00)
Aircraft fuel and related taxes—express	(1.10)	(1.22)	(1.18)	(1.26)

Total operating expenses per ASM, excluding special items and fuel	9.35	9.33	9.57	9.55

Profit sharing per ASM	(0.20)	(0.14)	(0.12)	(0.07)

Total operating expenses per ASM, excluding special items, fuel and profit sharing	$9.15	$9.19	$9.46	$9.47

Note: Amounts may not recalculate due to rounding.

FOOTNOTES:

1)	The 2013 second quarter consisted primarily of merger related costs. The 2013 six month period consisted primarily of merger related costs and charges related to the ratification of the US Airways flight attendant collective bargaining agreement.

The 2012 second quarter and six month periods consisted primarily of merger related and auction rate securities arbitration costs.

2)	The 2013 second quarter consisted of $31 million primarily related to debt extinguishment charges due to non-cash write offs of debt discount and debt issuance costs in connection with conversions of 7.25% convertible senior notes and repayment of the former Citicorp North America term loan. The 2013 six month period consisted of $31 million in charges primarily related to debt extinguishment costs discussed above, offset in part by a $30 million credit in connection with an award received in an arbitration related to previous investments in auction rate securities.

The 2012 second quarter consisted of $3 million in debt prepayment penalties and non-cash write offs of certain debt issuance costs related to the refinancing of two Airbus aircraft. The 2012 six month period consisted of a $73 million gain related to the slot transaction with Delta Air Lines, Inc., offset in part by the $3 million in debt prepayment penalties and non-cash write offs of certain debt issuance costs discussed above.

3)	The 2013 second quarter and six month period diluted EPS excludes $4 million and $10 million of interest, net of profit sharing and income tax effects, respectively, related to 7.25% and 7% convertible notes. The 2012 second quarter and six month period diluted EPS excludes $8 million and $15 million of interest, net of profit sharing, respectively, related to 7.25% and 7% convertible notes.

US Airways Group, Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	June 30, 2013	December 31, 2012
Assets

Current assets
Cash, cash equivalents and investments in marketable securities	$3,622	$2,376
Accounts receivable, net	490	298
Materials and supplies, net	323	300
Prepaid expenses and other	705	608

Total current assets	5,140	3,582

Property and equipment
Flight equipment	5,852	5,188
Ground property and equipment	1,055	1,005
Less accumulated depreciation and amortization	(1,862)	(1,733)

	5,045	4,460
Equipment purchase deposits	262	244

Total property and equipment	5,307	4,704
Other assets

Other intangibles, net	527	539
Restricted cash	350	336
Other assets	274	235

Total other assets	1,151	1,110

Total assets	$11,598	$9,396

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of debt and capital leases	$473	$417
Accounts payable	414	366
Air traffic liability	1,535	1,054
Accrued compensation and vacation	269	258
Accrued taxes	248	181
Other accrued expenses	1,028	1,027

Total current liabilities	3,967	3,303

Noncurrent liabilities and deferred credits
Long-term debt and capital leases, net of current maturities	5,378	4,376
Deferred gains and credits, net	280	290
Employee benefit liabilities and other	719	637

Total noncurrent liabilities and deferred credits	6,377	5,303

Stockholders’ equity
Common stock	2	2
Additional paid-in capital	2,267	2,134
Accumulated other comprehensive loss	(7)	(7)
Accumulated deficit	(1,008)	(1,339)

Total stockholders’ equity	1,254	790

Total liabilities and stockholders’ equity	$11,598	$9,396